Exhibit 99.1

Altiris Announces Preliminary Results for First Quarter 2005

SALT LAKE CITY, April 4, 2005 /PRNewswire-FirstCall via COMTEX/ — Altiris, Inc. (Nasdaq: ATRS) today announced preliminary results for the first quarter of 2005.

The Company currently expects to report revenue of approximately $46 million. Pro forma earnings per share are expected to be in the range of $0.17-$0.18, which is below its previous guidance, due to accelerated sales and marketing hiring to support selected new product initiatives and higher than planned G&A costs.

“We had good revenue results, despite a seasonally slower first quarter,” commented Greg Butterfield, chairman and CEO of Altiris. “However, we continued to hire selectively in the sales and marketing organizations to support growth in the second half of 2005, and had higher than expected costs for legal and compliance, which impacted our net income performance.

“We continued to have good sales activity in the quarter and are encouraged by the growing interest in the breadth of our solutions and customer’s positive response to the Pedestal acquisition. Customers and partners are continuing to recognize Altiris for our unique solutions and we believe that we remain well-positioned in IT Lifecycle Management,” concluded Butterfield.

Conference Call

Altiris will host a conference call to discuss preliminary financial results for the first quarter today, April 4, 2005 at 2:00 PM PT. To participate please dial 800-219-6110. A live Webcast of the call will be available from the Investor Relations section of Altiris’ website at http://phx.corporate-ir.net/phoenix.zhtml?c=131071&p=irol-irhome. For those unable to listen to the live call, a replay of the call will also be available on the Altiris Website, or by dialing 800-405-2236 with passcode 11027800.

Altiris will provide more details on its final financial results for the first quarter of 2005 in conjunction with its regularly scheduled conference call on April 25, 2005 after the close of the market.

About Altiris

Altiris, Inc. is a pioneer of IT lifecycle management software that allows IT organizations to easily manage desktops, notebooks, thin clients, handhelds, industry-standard servers, and heterogeneous software including Windows, Linux and UNIX. Altiris automates and simplifies IT projects throughout the life of an asset to reduce the cost and complexity of management. Altiris client and mobile, server, and asset management solutions natively integrate via a common Web-based console and repository. For more information, visit www.altiris.com.

Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding expected revenue and earnings results for the first quarter of 2005, the growing interest in Altiris’ products and solutions and our belief that we are well positioned in the IT lifecycle market. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, but not limited to, changes to the preliminary financial results upon completion of the quarterly financial statements and auditor review, our inaccurate assessment of, or adverse changes to, market demand for our products, fluctuations in our future quarterly revenue and operating results, any deterioration of our relationships with HP, Dell, Fujitsu Siemens Computers, Microsoft and other OEMs, VARs, systems integrators, and direct sales channels, our inability to compete effectively in the market, a general downturn in economic conditions, disruptions in our business and operations as a result of acquisitions, adverse changes in IT spending trends, our failure to expand our distribution channels and customer base, the length and complexity of our product sales cycle, increased competition, difficulties and delays in product development, reduced market acceptance of our products and services, unfavorable litigation results, our failure to continue to meet the sophisticated and changing needs of our customers, risks inherent in doing business internationally, our inability to implement and maintain adequate internal systems and effective internal control over financial reporting, changes in relevant accounting standards and securities laws and regulations, and such other risks as identified in our Annual Report on Form 10-K for the period ended December 31, 2004 as filed with the Securities and Exchange Commission and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward looking statements.

SOURCE Altiris, Inc.

Susan Richards of Altiris Inc., +1-801-805-2783, srichards@altiris.com; or investors Erica Abrams, erica@blueshirtgroup.com, or Vanessa Lehr, vanessa@blueshirtgroup.com, both of The Blueshirt Group, +1-415-217-7722, for Altiris.